Exhibit 99.1

ORIC Pharmaceuticals Reports Third Quarter 2022

Financial Results and Operational Update

Initial Phase 1b data for three ongoing clinical studies expected to be reported in 1H 2023: ORIC-533 in multiple myeloma, ORIC-114 in EGFR/HER2-mutated cancers, and ORIC-944 in prostate cancer

Ongoing clinical development of ORIC-114 expanded with FDA clearance of US IND

Preclinical data on ORIC-533 to be presented at the 64th American Society of Hematology (ASH) Annual Meeting

Cash and investments of $218.0 million expected to fund current operating plan into 2H 2024

SOUTH SAN FRANCISCO and SAN DIEGO, CA – Nov. 7, 2022 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter ended September 30, 2022.

“We are pleased with the steady enrollment progress across our three ongoing Phase 1b studies and are looking forward to sharing initial clinical data for ORIC-533, ORIC-114 and ORIC-944 in the first half of 2023. Building on the strong enrollment in South Korea for ORIC-114, our brain penetrant EGFR/HER2 exon 20 program, we accelerated plans for the US IND filing and received clearance from the FDA during the third quarter,” said Jacob M. Chacko, MD, chief executive officer. “We continue to be encouraged by data demonstrating ORIC-533, our oral small molecule inhibitor of CD73, has therapeutic potential in multiple myeloma and look forward to the presentation of ORIC-533 preclinical data at the 2022 ASH Annual Meeting next month.”

Third Quarter 2022 and Other Recent Highlights

ORIC-114 US IND Filing and FDA Clearance: ORIC continued to expand the clinical development of ORIC-114 by submitting and receiving clearance from the FDA of its US IND application in the third quarter of 2022. A Phase 1b trial with ORIC-114 as a single agent is already underway in South Korea and has been enrolling patients with advanced solid tumors with EGFR or HER2 exon 20 alterations or HER2 amplification and allows patients with CNS metastases that are either treated or untreated but asymptomatic.

ORIC-533 Preclinical Data to be Presented at the 2022 ASH Annual Meeting: ORIC announced a preclinical poster presentation on its CD73 inhibitor in multiple myeloma will be presented at the 64th American Society of Hematology (ASH) Annual Meeting to be held December 10-13, 2022, in New Orleans, LA.

Anticipated Program Milestones

ORIC anticipates the following upcoming milestones:

•
ORIC-533 (oral CD73 inhibitor): Initial Phase 1b data in 1H 2023
•
ORIC-114 (brain penetrant EGFR/HER2 exon 20 inhibitor): Initial Phase 1b data in 1H2023
•
ORIC-944 (allosteric PRC2 inhibitor): Initial Phase 1b data in 1H 2023

Third Quarter 2022 Financial Results

•
Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $218.0 million as of September 30, 2022, which the company expects will fund its current operating plan into the second half of 2024.

•
R&D Expenses: Research and development (R&D) expenses were $14.7 million for the three months ended September 30, 2022, compared to $12.9 million for the same period in 2021. The increase was primarily driven by a net increase in external expenses related to the advancement of product candidates as well as higher personnel costs. For the nine months ended September 30, 2022, R&D expenses were $45.4 million, compared to $40.1 million for the same period of 2021. The increase was primarily driven by a net increase in external expenses related to the advancement of ORIC-533, ORIC-114, ORIC-944 and other product candidates as well as higher personnel costs, including non-cash stock-based compensation of $0.8 million.

•
G&A Expenses: General and administrative (G&A) expenses were $6.0 million for the three months ended September 30, 2022, compared to $5.6 million for the same period in 2021. The increase was primarily due to higher personnel costs. For the nine months ended September 30, 2022, G&A expenses were $19.3 million compared to $16.0 million for the same period of 2021. The increase was primarily due to higher personnel costs, including additional non-cash stock-based compensation of $1.1 million.

•
IPR&D Expenses: In-process research and development (IPR&D) expense of $5.0 million for the three and nine months ended September 30, 2022, was due to a development milestone payment made to Voronoi related to ORIC-114. There were no similar costs in 2021.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, being developed for multiple myeloma, (2) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers, and (3) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer. Beyond these three product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding ORIC’s development plans and timelines; the potential advantages of ORIC’s product candidates and programs; plans underlying ORIC’s clinical trials and development; the expected timing of reporting initial data from the ORIC-533, ORIC-114 and ORIC-944 clinical trials; plans underlying any of ORIC’s other programs; ORIC’s anticipated milestones; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-533, ORIC-114, ORIC-944 or any other product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license agreements; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2022, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$193,659	$236,979
Prepaid expenses and other current assets	5,026	3,543
Total current assets	198,685	240,522

Long-term investments	24,310	43,386
Property and equipment, net	3,049	2,413
Other assets	11,953	12,321
Total assets	$237,997	$298,642

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,532	$1,886
Accrued liabilities	11,752	13,265
Total current liabilities	13,284	15,151

Other long-term liabilities	9,894	10,515
Total liabilities	23,178	25,666

Total stockholders' equity	214,819	272,976
Total liabilities and stockholders' equity	$237,997	$298,642

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$14,723	$12,899	$45,385	$40,113
General and administrative	5,971	5,557	19,263	15,953
Acquired in-process research and development	5,000	—	5,000	—
Total operating expenses	25,694	18,456	69,648	56,066
Loss from operations	(25,694)	(18,456)	(69,648)	(56,066)

Other income:
Interest income, net	865	30	1,373	107
Other	—	—	—	15
Total other income	865	30	1,373	122
Net loss	$(24,829)	$(18,426)	$(68,275)	$(55,944)
Other comprehensive (loss) income:
Unrealized (loss) gain on investments	(516)	(5)	(1,644)	29
Comprehensive loss	$(25,345)	$(18,431)	$(69,919)	$(55,915)
Net loss per share, basic and diluted	$(0.63)	$(0.47)	$(1.73)	$(1.49)
Weighted-average shares outstanding, basic and diluted	39,575,660	39,008,114	39,496,864	37,471,740